Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of CIFC Corp. (the “Company”) on Form 10-Q for the period ending June 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)      The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)      The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ PETER GLEYSTEEN	Date: August 14, 2012
Peter Gleysteen
Chief Executive Officer
(Principal Executive Officer)

/s/ ROBERT C. MILTON III	Date: August 14, 2012
Robert C. Milton III
Interim Chief Financial Officer
(Principal Financial Officer)